Exhibit 99.1

Powerwave Technologies Provides First Quarter Update

SANTA ANA, Calif.--(BUSINESS WIRE)--April 12, 2012--Powerwave Technologies, Inc. (NASDAQ:PWAV), a global supplier of end-to-end solutions for wireless communications networks, today provided preliminary revenue information for its fiscal first quarter ended April 1, 2012. Powerwave announced that it anticipates that revenues for its fiscal first quarter ended April 1, 2012 will be in the range of $40 million to $45 million. Powerwave will release its financial results for the first quarter on May 3, 2012 after the market closes.

For the first quarter, Powerwave continued to encounter weakness in several of its markets, as network operators continued to be conservative in their spending plans and several markets continued to delay capital spending plans. Powerwave will provide additional market information when it releases its first quarter results.

Company Background

Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets a comprehensive suite of wireless solutions, including antennas, base station products and advanced coverage solutions, utilized in all major wireless network protocols and frequencies, including Next Generation Networks in 4G technology, such as LTE and WiMAX. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave’s advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

Forward-Looking Statements

The foregoing statements regarding Powerwave’s anticipated revenues for the fiscal first quarter of 2012 are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This forward-looking statement is intended to qualify for the safe harbor from liability established by the Private Securities Reform Act of 1995. Final revenues for the first fiscal quarter of 2012 are subject to Powerwave’s quarterly financial review procedures and consolidation of the Company’s financial results, and therefore, final revenues for the first quarter may end up being different from what is currently anticipated. The forward-looking statements contained in this press release are based on information available to Powerwave as of the date of this press release and management’s views and assumptions regarding future events and business performance as of the date of this press release and are subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Powerwave emphasizes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also emphasizes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave’s operating and financial results and the price of Powerwave’s common stock are described in Powerwave’s Form 10-K, for the fiscal year ended January 1, 2012, which is filed with the Securities and Exchange Commission, and other risks detailed from time to time in Powerwave’s reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that Powerwave faces. Powerwave expressly disclaims any intent or obligation to update any forward looking statements, whether as a result of new information, future events or otherwise, after the date of this press release to conform such statements to actual results or to changes in our opinions or expectations excepts as required by applicable law or the rules of the NASDAQ Stock Market.

CONTACT:
Powerwave Technologies, Inc.
Kevin Michaels, 714-466-1608